WESTERN RESOURCES, INC.



                                 DEBT SECURITIES







                                    INDENTURE






                                  Dated as of ,


                     HARRIS TRUST AND SAVINGS BANK, Trustee





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                          PARTIAL CROSS-REFERENCE TABLE


Indenture Section                                    TIA Section

  2.05..........................................     317(b)
  2.06..........................................     312(a)
  2.11..........................................     316(a) (last sentence)
  4.05..........................................     314(a)(4)
  4.06..........................................     314(a)(1)
  6.03..........................................     317(a)(1)
  6.04..........................................     316(a)(1)(B)
  6.06..........................................     316(a)(1)(A)
  6.07..........................................     317(a)(1)
  7.01..........................................     315(a), 315(d)
  7.04..........................................     315(b)
  7.05..........................................     313(a)
  7.07..........................................     310(a), 310(b)
  7.09..........................................     310(a)(2)
  8.02..........................................     310(a), 310(b)
  10.04.........................................     316(c)
  11.01.........................................     318(a)
  11.02.........................................     313(c)
  11.03.........................................     314(c)(1), 314(c)(2)
  11.04.........................................     314(e)



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                                TABLE OF CONTENTS

                                                                            Page



                            ARTICLE 1 -- DEFINITIONS


SECTION 1.01.  Definitions.   ............................................     1
SECTION 1.02.  Other Definitions..........................................     3
SECTION 1.03.  Rules of Construction......................................     4


                           ARTICLE 2 -- THE SECURITIES


SECTION 2.01.  Issuable in Series.........................................     5
SECTION 2.02.  Execution and Authentication...............................     7
SECTION 2.03.  Bond Agents.   ............................................     8
SECTION 2.04.  Bearer Securities..........................................     8
SECTION 2.05.  Paying Agent to Hold Money in Trust........................     9
SECTION 2.06.  Securityholder Lists.......................................    10
SECTION 2.07.  Transfer and Exchange......................................    10
SECTION 2.08.  Replacement Securities.....................................    11
SECTION 2.09.  Outstanding Securities.....................................    11
SECTION 2.10.  Discounted Securities......................................    11
SECTION 2.11.  Treasury Securities........................................    12
SECTION 2.12.  Global Securities..........................................    12
SECTION 2.13.  Temporary Securities.......................................    12
SECTION 2.14.  Cancellation.  ............................................    13
SECTION 2.15.  Defaulted Interest.........................................    13


                            ARTICLE 3 -- REDEMPTION


SECTION 3.01.  Notices to Trustee.........................................    13
SECTION 3.02.  Selection of Securities to Be Redeemed.....................    14
SECTION 3.03.  Notice of Redemption.......................................    14
SECTION 3.04.  Effect of Notice of Redemption.............................    15
SECTION 3.05.  Payment of Redemption Price................................    16
SECTION 3.06.  Securities Redeemed in Part................................    16
SECTION 3.07.  Limited Right of Redemption at Option of Beneficial Owner..    16


                             ARTICLE 4 -- COVENANTS


SECTION 4.01.  Payment of Securities......................................    19
SECTION 4.02.  Overdue Interest...........................................    19
SECTION 4.03.  No Lien Created, etc.......................................    19
SECTION 4.04.  Compliance Certificate.....................................    20
SECTION 4.05.  SEC Reports.   ............................................    20
SECTION 4.06.  Certain Definitions........................................    20
SECTION 4.07.  Limitations on Liens.......................................    25
SECTION 4.08.  Issuance Restrictions .....................................    27


                             ARTICLE 5 -- SUCCESSORS


SECTION 5.01.  When Company May Merge, etc................................    29


                       ARTICLE 6 -- DEFAULTS AND REMEDIES


SECTION 6.01.  Events of Default..........................................    30
SECTION 6.02.  Acceleration.  ............................................    32
SECTION 6.03.  Other Remedies.............................................    32
SECTION 6.04.  Waiver of Past Defaults....................................    33
SECTION 6.05.  Control by Majority........................................    33
SECTION 6.06.  Limitation on Suits........................................    33
SECTION 6.07.  Collection Suit by Trustee.................................    34
SECTION 6.08.  Priorities.    ............................................    34


                              ARTICLE 7 -- TRUSTEE


SECTION 7.01.  Rights of Trustee..........................................    34
SECTION 7.02.  Individual Rights of Trustee...............................    36
SECTION 7.03.  Trustee's Disclaimer.......................................    36
SECTION 7.04.  Notice of Defaults.........................................    36
SECTION 7.05.  Reports by Trustee to Holders..............................    36
SECTION 7.06.  Compensation and Indemnity.................................    37
SECTION 7.07.  Replacement of Trustee.....................................    37
SECTION 7.08.  Successor Trustee by Merger, etc...........................    39
SECTION 7.09.  Trustee's Capital and Surplus..............................    39


                       ARTICLE 8 -- DISCHARGE OF INDENTURE


SECTION 8.01.  Defeasance.    ............................................    39
SECTION 8.02.  Conditions to Defeasance...................................    40
SECTION 8.03.  Application of Trust Money.................................    41
SECTION 8.04.  Repayment to Company.......................................    41


                             ARTICLE 9 -- CONVERSION


SECTION 9.01.  Conversion Privilege.......................................    41
SECTION 9.02.  Conversion Procedure.......................................    42
SECTION 9.03.  Taxes on Conversion........................................    43
SECTION 9.04.  Company Determination Final................................    44
SECTION 9.05.  Trustee's and Conversion Agent's Disclaimer................    44
SECTION 9.06.  Company to Provide Conversion Securities...................    44
SECTION 9.07.  Cash Settlement Option.....................................    44
SECTION 9.08.  Adjustment in Conversion Rate for Change in Capital Stock..    45
SECTION 9.09.  Adjustment in Conversion Rate for Common Stock Issued
                 Below Market Price ......................................    47
SECTION 9.10.  Adjustment for Other Distributions.........................    49
SECTION 9.11.  Voluntary Adjustment.......................................    50
SECTION 9.12.  When Adjustment May Be Deferred............................    50
SECTION 9.13.  When No Adjustment Required................................    51
SECTION 9.14.  Notice of Adjustment.......................................    51
SECTION 9.15.  Notice of Certain Transactions.............................    51
SECTION 9.16.  Reorganization of the Company..............................    52


                            ARTICLE 10 -- AMENDMENTS


SECTION 10.01.  Without Consent of Holders................................    52
SECTION 10.02.  With Consent of Holders...................................    53
SECTION 10.03.  Compliance with Trust Indenture Act.......................    54
SECTION 10.04.  Effect of Consents........................................    54
SECTION 10.05.  Notation on or Exchange of Securities.....................    54
SECTION 10.06.  Trustee Protected.........................................    55


                           ARTICLE 11 -- MISCELLANEOUS


SECTION 11.01.  Trust Indenture Act.......................................    55
SECTION 11.02.  Notices.      ............................................
SECTION 11.03.  Certificate and Opinion as to Conditions Precedent........    57
SECTION 11.04.  Statements Required in Certificate or  Opinion............    57
SECTION 11.05.  Rules by Company and Agents...............................    57
SECTION 11.06.  Legal Holidays............................................    58
SECTION 11.07.  No Recourse Against Others................................    58
SECTION 11.08.  Duplicate Originals.......................................    58
SECTION 11.09.  Governing Law.............................................    58

     INDENTURE dated as of , between WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("Trustee").

     Each party agrees as follows for the benefit of the Holders of the Company's debt securities issued under this Indenture:


                            ARTICLE 1 -- DEFINITIONS


SECTION 1.01.  Definitions.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

     "Agent" means any Registrar, Transfer Agent or Paying Agent.

     "Authorized Newspaper" means a newspaper that is:

                  (1) printed in the English language or in an official language of the country o publication;

                  (2) customarily published on each business day in the place of publication; and

                  (3) of general circulation in the relevant place or in the financial community of such place.

     Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

     "Bearer Security" means a Security payable to bearer.

     "Board" means the Board of Directors of the Company or any authorized committee of the Board.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of


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                                       2


capital stock of any person and all warrants or options to acquire such capital stock.

     "Common Stock" means the common stock, par value $5.00 per share, of the Company.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Conversion Rate" means such number or amount of shares of Common Stock or other equity or debt securities for which $1,000 aggregate principal amount of Securities of any series is convertible, initially as stated in the Securities Resolution authorizing the series and as adjusted pursuant to the terms of this Indenture and the Securities Resolution.

     "coupon" means an interest coupon for a Bearer Security.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default (as defined below).

     "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

     "Holder" or "Securityholder" means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

     "Indenture" means this Indenture and any Securities Resolution as amended from time to time.

     "Officer" means the Chairman, any Vice-Chairman, the President, any Executive or Senior Vice President, any Vice-President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.


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                                       3


     "principal" of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

     "Registered Security" means a Security registered as to principal and interest by the Registrar.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the debt securities issued under this Indenture.

     "Securities Resolution" means a resolution adopted by the Board or by a committee of Officers or an Officer pursuant to Board delegation authorizing a series.

     "series" means a series of Securities or the Securities of the series.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss. 77aaa-77bbbb) as amended.

     "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

     "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "United States" means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

SECTION 1.02.  Other Definitions.

       Term                               Defined in Section
       ----                               ------------------

 "actual knowledge"                                7.01
 "Bankruptcy Law"                                  6.01
 "Beneficial Owner"                                3.07
 "Conditional Redemption"                          3.04
 "Conversion Agent"                                2.03
 "Conversion Date"                                 9.02

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                                       4


 "Conversion Notice"                               9.02
 "Conversion Right"                                9.01
 "Custodian"                                       6.01
 "Depositary"                                      3.07
 "Event of Default"                                6.01
 "Legal Holiday"                                  11.06
 "Lien"                                            4.01
 "Market Price"                                    9.07
 "Participant"                                     3.07
 "Paying Agent"                                    2.03
 "Price Per Share"                                 9.09
 "Registrar"                                       2.03
 "Section 3.07 Aggregate Limit"                    3.07
 "Section 3.07 Commencement Date"                  3.07
 "Section 3.07 Individual Limit"                   3.07
 "Section 3.07 Redemption Period"                  3.07
 "Subsidiary"                                      4.01
 "Transfer Agent"                                  2.03
 "Treasury Regulations"                            2.04
 "U.S. Government Obligations"                     8.02
 "Voting Stock"                                    4.01
 "Yield to Maturity"                               4.01

SECTION 1.03.  Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

     (3) generally accepted accounting principles are those applicable from time to time;

     (4) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

     (5) "or" is not exclusive; and

     (6) words in the singular include the plural, and in the plural include the singular.



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                                       5


                           ARTICLE 2 -- THE SECURITIES


SECTION 2.01.  Issuable in Series.

     The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Securities Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

     (1)   the title of the series;

     (2)   the aggregate principal amount of the series;

     (3) the interest rate, if any, or method of calculating the interest rate;

     (4)   the date from which interest will accrue;

     (5)   the record dates for interest payable on Registered Securities;

     (6)   the dates when principal and interest are payable;

     (7)   the manner of paying principal and interest;

     (8)   the places where principal and interest are payable;

     (9)   the Registrar, Transfer Agent and Paying Agent;

     (10) the terms of any mandatory or optional redemption by the Company including any sinking fund;

     (11)  the terms of any redemption at the option of Holders;

     (12)  the denominations in which Securities are issuable;

     (13) whether Securities will be issuable as Registered Securities, Bearer Securities or uncertificated Securities;


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                                       6


     (14) whether and upon what terms Registered Securities, Bearer Securities and uncertificated Securities may be exchanged;

     (15) whether any Securities will be represented by a Security in global form;

     (16)  the terms of any global Security;

     (17)  the terms of any tax indemnity;

     (18) the currencies (including any composite currency) in which principal or interest may be paid;

     (19) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

     (20) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

     (21) provisions for electronic issuance of Securities or for Securities in uncertificated form;

     (22) the portion of principal payable upon acceleration of a Discounted Security;

     (23) whether the covenant referred to in Section 4.08 applies and any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

     (24)  whether and upon what terms Securities may be defeased;

     (25) the forms of the Securities or any coupon, which may be in the form of Exhibit A or B;

     (26)  any terms that may be required by or advisable under U.S. laws;

     (27) whether and upon what terms the Securities will be convertible into or exchangeable for Common Stock of the Company or other equity or debt se-curities, which may include the terms provided in Article 9;
           and

     (28)  any other terms not inconsistent with this Indenture.

     All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

     The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.

SECTION 2.02.  Execution and Authentication.

     Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

     If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

     A Security and its coupons shall not be valid until the Security is authenticated by the manual or facsimile signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its original issuance or as provided in the Securities Resolution.

     Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

     In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.


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                                       8


SECTION 2.03.  Bond Agents.

     The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent"), where Securities may be presented for payment ("Paying Agent") and where Securities may be presented for conversion ("Conversion Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company's request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

     The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint or maintain a Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series, the Trustee shall act as such.

SECTION 2.04.  Bearer Securities.

     U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

     (1) Bearer Securities will be offered, sold or delivered only outside the United States and will be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

     (2) Bearer Securities will not be issued in exchange for Registered Securities.

     (3) All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

          (A) such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as de-


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                                       9


                scribed in Treasury Regulation ss. 1.163-5(c)(2)(v); and

          (B) making the payments in the United States would not have an adverse tax effect on the Company.

     If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as "registration-required" obligations under U.S. law.

     The Company shall notify the Trustee of any determinations by the Company under this Section.

     "Treasury Regulations" means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

SECTION 2.05.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

     While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

     If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

     The Company may elect not to exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed.


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                                       10


SECTION 2.06.  Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below. The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list. A request will remain in effect for two years but successive requests may be made.

     Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the list.

     Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list.

SECTION 2.07.  Transfer and Exchange.

     Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the same series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

     The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

     If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Securities Resolution if the requirements of the Transfer Agent for such transactions are met and in the case of the exchange of registered securities for bearer securities if Section 2.04 permits the exchange.

SECTION 2.08.  Replacement Securities.

     If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

          (1) evidence satisfactory to them of the loss, destruction or taking;

          (2)   an indemnity bond satisfactory to them; and

          (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

     Every replacement Security or coupon is an additional obligation of the Company.

SECTION 2.09.  Outstanding Securities.

     The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.10.  Discounted Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Secu-rity shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

SECTION 2.11.  Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.12.  Global Securities.

     If the Securities Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

     The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

     The Securities Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

     The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

SECTION 2.13.  Temporary Securities.

     Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary

Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

SECTION 2.14.  Cancellation.

     The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows: the Registrar will cancel all Registered Securities and matured coupons. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09. The Registrar shall destroy cancelled Securities and coupons unless the Company otherwise directs.

     Unless the Securities Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.

SECTION 2.15.  Defaulted Interest.

     If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest, or the Company may pay defaulted interest in any other lawful manner.


                             ARTICLE 3 -- REDEMPTION


SECTION 3.01.  Notices to Trustee.

     Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Securities Resolution otherwise provides, in accordance with this Article.

     In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 35 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

     If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent that it is permitted a credit against such redemption requirement by the terms of the Securities and notifies the Trustee of the amount of such credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.

SECTION 3.02.  Selection of Securities to Be Redeemed.

     If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

     At least 30 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

     If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

     A notice shall identify the Securities of the series to be redeemed and shall state:

          (1)   the redemption date;

          (2)   the redemption price;

          (3)   the name and address of the Paying Agent;

          (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

          (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (6)   whether the redemption by the Company is mandatory or optional;
                and

          (7) whether the redemption is conditional as provided in Section 3.04, and if so, the terms of the conditions, and that, if the conditions are not satisfied or is not waived by the Company, the Securities will not be redeemed and such a failure to redeem will not constitute an Event of Default.

     A redemption notice given by publication need not identify Registered Securities to be redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04.  Effect of Notice of Redemption.

     Except as provided below, once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

     A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption"), and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred or before such date or have been waived by the Company in its sole discretion.

SECTION 3.05.  Payment of Redemption Price.

     On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

     When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

          (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

          (2) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

     Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.

SECTION 3.06.  Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  Limited Right of Redemption at Option of Beneficial Owner.

     If the Securities Resolution establishing a Series so provides, unless the Securities have been declared due and payable prior to their maturity by reason of an event of default, commencing on a date specified in such Securities Resolution (the "Section 3.07 Commencement Date") the Representative (as defined below) of a deceased holder of an interest in the Secu-rities (a "Beneficial Owner") has the right to request redemption of all or part of his or her interest Securities, expressed in integral multiples of $1,000, for payment prior to maturity, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem during a period or periods specified in such Securities Resolution (each a "Section 3.07 Redemption Period"), (i) on behalf of the deceased Beneficial Owner any interest in the Securities which exceeds an aggregate principal amount specified in said Securities Resolution (the "Section 3.07 Individual Limit") and (ii) interests in the Securities in the aggregate principal amount exceeding such aggregate limit as is specified in the Securities Resolution establishing a Series (the "Section 3.07 Aggregate Limit"). In the case of interests in the Securities owned by a deceased Beneficial Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Securities in any such period in excess of the Section 3.07 Individual Limit, such redemption, to the extent that it exceeds the Section
3.07 Individual Limit for any Beneficial Owner, shall not be included in the computation of the Section 3.07 Percentage Limit applicable to the Series for such Section 3.07 Redemption Period.

     Subject to the Section 3.07 Individual Limit and the Section 3.07 Aggregate Limit applicable to a Series, the Company will upon the death of any Beneficial Owner redeem the interest of the Beneficial Owner in the Securities within 60 days following receipt by the Trustee of a validly completed Redemption Request, as hereinafter defined, including all supporting documentation, from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such a Redemption Request (each, a "Representative"). If Redemption Requests exceed either the Section 3.07 Individual Limit and the Section 3.07 Aggregate Limit then such excess Redemption Request (subject in the case of the Section 3.07 Individual Limit to the provisions of the last sentence of the preceding paragraph) will be applied to successive Section 3.07 Redemption Periods in the order of receipt for prepayment, regardless of the number of
Section 3.07 Redemption Periods required to redeem such interest unless sooner withdrawn as described below.

     A request for redemption of an interest in the Securities may be made by delivering a request to the depositary, if any, in whose names the certificate or certificates repre-senting the Bonds of the _____ % Convertible Series are registered (the "Depositary") in the case of a participant in the system of such Depositary, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with such a participant, either directly or indirectly (a "Participant"), which is the Beneficial Owner of such interest, or to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of death of the Beneficial Owner and the authority of the Representative satisfactory to the Participant and the Trustee. A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the Securities to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as above provided, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (the "Redemption Request") shall be provided to the Depositary by a Participant and the Depositary will forward the request to the Trustee. Redemption Requests, including all supporting documentation, shall be in the form satisfactory to the Trustee and no request for redemption shall be considered validly made until the Redemption Request and all supporting documentation, in form satisfactory to the Trustee, shall have been received by the Trustee.

     The price to be paid by the Company for an interest in the Securities to be redeemed pursuant to a request from a deceased Beneficial Owner's Representative is one hundred percent (100%) of the principal amount thereof, unless otherwise specified in the Securities Resolution authorizing a Series, plus accrued but unpaid interest to the date of redemption. Subject to arrangements with the Depositary, payment for interests in the Securities which are to be redeemed shall be made to the Depositary within 60 days following receipt by the Trustee of the Redemption Request, including all supporting documentation, and the Securities to be redeemed in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. An acquisition of Securities by the Company or its subsidiaries other than by redemption at the option of any Representative of a deceased Beneficial Owner shall not be included in the computation of either the Section 3.07 Individual Limit or relevant Section 3.07 Aggregate Limit for any Section 3.07 Redemption Period.

     Interests in the Securities held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed to be the death of the Beneficial Owner. The death of a person who, during such person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee.

     Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depositary prior to payment for redemption of the interest in the Securities.


                             ARTICLE 4 -- COVENANTS


SECTION 4.01.  Payment of Securities.

     The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture. Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.

SECTION 4.02.  Overdue Interest.

     Unless the Securities Resolution otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or Yield to Maturity in the case of a Discounted Security) borne by the series; it shall pay interest on overdue installments of interest at the same rate or Yield to Maturity to the extent lawful.

SECTION 4.03.  No Lien Created, etc.

     This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

SECTION 4.04.  Compliance Certificate.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

     Any other obligor on the Securities shall also deliver to the Trustee such a certificate as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

     The certificates need not comply with Section 11.04.

SECTION 4.05.  SEC Reports.

     The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those sections.

SECTION 4.06.  Certain Definitions.

     "Lien" means mortgage, pledge, security interest or other lien.

     "Mortgage" means the Company's Mortgage and Deed of Trust dated July 1, 1939, as heretofore or hereafter amended, modified and supplemented, to Harris Trust and Savings Bank, as trustee, providing for the issuance of the Company's First Mortgage Bonds (the "First Mortgage Bonds").

     "Permitted Encumbrances" means any of the following:

          (1) Liens of taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then de-linquent; Liens for workers' compensation awards and similar obligations not then delinquent; mechanics' , laborers', materialmen's and similar Liens not then delinquent; and any of such Liens, whether or not delinquent, whose validity is at the time being contested in good faith by the Company or any subsidiary;

          (2) Liens and charges incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which are stated in an Officers' Certificate to be not material in amount;

          (3) Liens,securing obligations neither assumed by the Company nor on account of which any of them customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, at the time of the acquisition of such property by the Company;

          (4) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute or purchase, or designate a purchaser of or order the sale of, any property of the company or any Subsidiary upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

          (5) Easements or reservations in respect of any property of the Company for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby in the business of the Company for the use intended;

          (6) Any Lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such Lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such Lien or encumbrance to the extent required for such purpose;

          (7) Any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which the Company has acquired any property or shall hereafter acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of the properties of the Company.

          (8) The pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the payment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

          (9) The pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial), steam, fuel (including nuclear fuel) whether or not consumable in the operation of the mortgaged property, accounts receivable or customers' installment paper;

          (10) Rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam, fuel (including nuclear fuel) or any by-products thereof generated or produced by or from any properties of the Company or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

          (11)  Any landlord's lien;

          (12) Liens created or assumed by the Company in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section, for purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company, but such Liens shall be limited to the property so financed (and the real estate on which such property is to be located);

          (13)  Liens incurred pursuant to Section 7.06;

          (14) Liens affixing to property of the Company at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, the Company, provided that in the opinion of the board or company management (evidenced by a certified Board resolution or an Officers' Certificate delivered to the Trustee) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the Lien;

          (15) Liens or encumbrances not otherwise permitted if, at the time of the incurrence thereof and after giving effect thereto, the aggregate of all obligations of the Company secured thereby does not exceed 10% of Tangible Net Worth (as defined below);

          (16) Party-wall agreements and agreements for and obligations relating to the joint or common use of property owned solely by the Company or owned by the Company in common or jointly with one or more parties;

          (17) Liens securing indebtedness incurred by a person, other than the Company, which indebtedness has been neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing on property which the Company owns jointly or in common with such person or such person and others, if there is an effective bar against partition of such property, which would preclude the sale of such property by such other person or the holder of such lien without the consent of the Company;

          (18) Any attachment, judgment and other similar lien arising in connection with court proceedings in an amount not in excess of the greater of $50,000,000 or 5% of the principal amount of the outstanding Securities at the time such attachment, judgment or lien arises, or the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond;

          (19) The burdens of any law or governmental rule, regulation, order or permit requiring the Company to maintain certain facilities or to perform certain acts as a condition of its occupancy or use of, or interference with, any public or private lands or highways or any river, stream or other waters;

          (20) Any duties or obligations of the Company to any federal, state or local or other governmental authority with respect to any franchise, grant, license or permit which affects any mortgaged property;

          (21)  Liens in favor of a government or governmental entity securing
                (A) payments pursuant to a statute (other than taxes), or (B) indebtedness incurred to finance all or part of the purchase price or cost of construction of the property subject to such lien;

          (22)  Liens on securities held by the Company; and

          (23)  Liens or encumbrances affixing to the property of a Subsidiary.

          For the purposes of this Indenture, no mortgage or other lien on any property of the Company shall be considered as a "mortgage," "lien," "charge" or "encumbrance" if cash or U.S. Government Obligations sufficient to pay or redeem the indebtedness secured by such mortgage or lien shall be held in trust for such purpose by the Trustee or by the trustee, mortgagee or other holder of such mortgage or lien; the sufficiency of such cash or U.S. Gov-ernment Obligations shall be evidenced to the Trustee by a certificate of an independent public accountant.

     "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more Subsidiaries of such person or such person and one or more Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policy, management and affairs thereof.

     "Tangible Net Worth" means (i) common stockholders' equity appearing on the most recent balance sheet of the Company (or consolidated balance sheet of the Company and its Subsidiaries if the Company then has one or more consolidated Subsidiaries the accounts of which are consolidated with the accounts of the Company prepared in accordance with generally accepted accounting principles less (ii) intangible assets (excluding intangible assets recoverable through rates as prescribed by applicable regulatory authorities).

SECTION 4.07.  Limitations on Liens.

     If the Securities Resolution establishing a Series so provides, so long as there remain outstanding any Securities of any series to which this Section 4.07 applies under the terms of the series, and subject to Article 8, the Company will not create or suffer to be created or to exist any Lien on any of its properties or assets, now owned or hereafter acquired to secure any indebtedness, without making effective provision whereby the Securities of such series shall be equally and ratably secured with any and all such indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured. However, this restriction shall not apply to or prevent the creation or existence of:

     (1) the Mortgage securing the Company's First Mortgage Bonds and any indenture supplemental thereto subjecting any property to the Lien thereof or confirming the Lien thereof upon any property, whether owned before the date hereof or hereafter acquired;

     (2) any additional mortgage entered into or assumed by the Company subjecting any property to the Lien thereof or confirming the lien thereof upon any property, whether owned before the date hereof or hereafter acquired;

     (3) Liens on property existing at the time of acquisition or construction of such property (or created within two years after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

     (4) any Lien securing bank indebtedness now or hereafter incurred or assumed by the Company;

     (5) any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of Liens (including, without limitation, the Mortgage, and any additional mortgage) permitted by the foregoing clauses (1), (2), (3) and (4);

     (6) the pledge of any bonds or other securities at any time issued under any of the Liens permitted by clauses (1), (2), (3), (4) or (5); or

     (7) Permitted Encumbrances;

provided, however, with respect to any issuances of indebtedness contemplated by the foregoing clauses (1) and (4)(except with respect to clauses (2), (3)) ("Future Secured Debt"), the Company concurrently with the issuance of any such Future Secured Debt issues to the Trustee hereunder, such Future Secured Debt in the same principal amount and having the same interest rate or rates, maturity date or dates, redemption provisions and other terms as the Securities then outstanding, and with any other terms and provisions necessary to give the holders of the Securities then outstanding the benefit of any Lien created in connection with such Future Secured Debt; provided, further, that at such time as the Trustee is the only holder of Future Secured Debt, the Trustee will surrender such Future Secured Debt to the Company for cancellation and this Indenture will be discharged and defeased.

     This Section 4.07 shall not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.

SECTION 4.08.  Issuance Restrictions.

     If the Securities Resolution establishing a Series so provides, (1) so long as any Securities are outstanding, the Company will not (a) issue additional First Mortgage Bonds under the Mortgage or mortgage bonds (such additional First Mortgage Bonds and mortgage bonds being hereafter referred to as "Mortgage Bonds") under any additional mortgage which it may enter into or the obligations of which it may assume (collectively, the "Restricted Mortgages") except (A) to replace any mutilated, lost, destroyed or stolen Mortgage Bonds or to effect exchanges and transfers of Mortgage Bonds or (B) to issue Mortgage Bonds in connection with any refinancing of Mortgage Bonds, or any security for which Mortgage Bonds provide collateral, having the same or lesser aggregate principal amount at maturity and the same or earlier maturity date, but with such other terms as the Company may determine or (b) subject to the lien of any Restricted Mortgage any property which is excepted and excluded under such Restricted Mortgage and the lien and operation thereof by the terms of such Restricted Mortgage unless (i) concurrently with the issuance of such Mortgage Bonds or subjection of any such property to such lien, the Company issues, and the trustee under the Restricted Mortgage under which such Mortgage Bonds are issued or under the lien of which such property becomes subject, authenticates and delivers to the Trustee, a Mortgage Bond or Bonds in an aggregate principal amount equal to the aggregate principal amount of the Securities then out-standing, and (ii) concurrently with and as a condition precedent to the issuance of any Securities thereafter, the Company issues, and the trustee under the applicable Restricted Mortgage authenticates and delivers to the Trustee, a Mortgage Bond or Bonds in an aggregate principal amount equal to the aggregate principal amount of the Securities to be issued, and in each such case such Mortgage Bonds shall have the same maturity, bear interest at the same rates, have redemption and other terms and provisions which are the same as, the Securities outstanding or to be issued, as the case may be and thereby gives to the holders of all outstanding Securities the benefit of the security of such Mortgage Bond or Bonds, provided that the obligation of the Company to make payments with respect to the principal of and interest on any such Mortgage Bond or Bonds issued under a Restricted Mortgage to the Trustee shall be fully or partially, as the case may be, satisfied or discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Securities shall have been fully or partially paid. For purposes of this provision the merger or combination of the Company with another entity having Mortgage Bonds outstanding under a Restricted Mortgage on the date such a transaction is consummated shall not constitute an issuance of additional Mortgage Bonds and therefore, Mortgage Bonds shall not be required to be issued under such Restricted Mortgage in connection with the consummation of such a transaction.

     (2) Mortgage Bonds delivered to the Trustee pursuant to Section 4.08(1) shall be fully registered in the name of the Trustee, which shall hold such Mortgage Bonds in trust for the benefit of the holders from time to time of the Securities, to provide the security of the Mortgage Bonds for (a) the full and prompt payment of the principal of each Security when and as the same shall become due in accordance with the terms and provisions of this Indenture, either at the maturity thereof, upon acceleration of the maturity thereof or upon call for redemption, and (b) the full and prompt payment of any premium and interest on each Security when and as the same shall become due in accordance with the terms and provisions of this Indenture.

     (3) As a holder of Mortgage Bonds, the Trustee shall have and exercise all of the rights of a holder of Mortgage Bonds possessed under the Restricted Mortgage under which such Mortgage Bonds were issued.

     (4) Except as required to effect an assignment to a successor trustee under this Indenture, the Trustee shall not sell, assign or transfer any Mortgage Bonds held by it pursuant to this Indenture, and the Company shall issue stop transfer instructions to the trustees and any transfer agents under the Restricted Mortgages to effect compliance with this paragraph (4).

     (5) When (a) all of the principal of and any premium and interest on all Securities shall have been paid or provision therefor duly made in accordance with this Indenture, or (b) all Securities shall have been delivered to the Trustee for cancellation by or on behalf of the Company, or (c) no Security is any longer outstanding under this Indenture and all conditions in Article 8 have been satisfied, the Trustee shall upon request of the Company, within five business days thereafter, deliver to the Company without charge all Mortgage

Bonds held by the Trustee under this Indenture, together with such appropriate instruments of release as may be required; the Mortgage Bonds so acquired by the Company shall be delivered for cancellation to the trustee under the Restricted Mortgage under which they were issued.

     (6) The Trustee, as a holder of Mortgage Bonds, shall attend any meeting of holders of Mortgage Bonds issued under the Restricted Mortgage, and either at such meeting, or otherwise when the consent of such holders is sought without a meeting, the Trustee shall vote the outstanding principal amount of such Mortgage Bonds, or shall consent with respect thereto, proportionally with respect to the holders of all other Mortgage Bonds then outstanding under such Restricted Mortgage and eligible to vote or consent, provided the Trustee shall not vote any portion of the outstanding principal amount of the Mortgage Bonds held by it hereunder in favor of, or give its consent to, any action which, in the opinion of the Trustee, would materially adversely affect the interests of the Holders, except with the appropriate consent of the Holders.

     (7) The Trustee shall surrender for cancellation to the trustee under a Restricted Mortgage all Mortgage Bonds then held by the Trustee and issued under such Restricted Mortgage upon receipt by the Trustee of:

                  (a)an Officers' Certificate requesting such surrender for cancellation of such Mortgage Bonds, and to the effect that no Mortgage Bonds are outstanding under such Restricted Mortgage other than Mortgage Bonds held by the Trustee hereunder and that promptly upon such surrender such Restricted Mortgage will be satisfied and discharged pursuant to the terms thereof; and

                    (b) an Opinion of Counsel to the effect that upon satisfaction and discharge of such Restricted Mortgage the property formerly subject to the lien of such Restricted Mortgage will be subject to no lien except permitted encumbrances thereunder.


                             ARTICLE 5 -- SUCCESSORS


SECTION 5.01.  When Company May Merge, etc.

     Unless the Securities Resolution establishing a Series otherwise provides, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which the Company is not the survivor unless:

                    (1) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof;

                    (2) the person assumes by supplemental indenture all the obligations of the Company under this Indenture, the Securities and any coupons;

                    (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

                    (4)    immediately after the transaction no Default exists.

     The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.


                       ARTICLE 6 -- DEFAULTS AND REMEDIES


SECTION 6.01.  Events of Default.

     Unless the Securities Resolution otherwise provides, an "Event of Default" on a series occurs if:

                    (1) the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

                    (2) the Company defaults in the payment of the principal and premium, if any, of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise, and such default shall continue for five or more days;

                    (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of the Series as required by the Securities Resolution establishing such series and the Default continues for a period of 60 days;

                    (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

                    (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors;

                    (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an involuntary case,

                           (B) appoints a Custodian for the Company or for all or substantially all of its property, or

                           (C)      orders the liquidation of the Company;

                           and the order or decree remains unstayed and in effect for 60 days; or

                    (7) there occurs any other Event of Default provided for in the series.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

     A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 33-1/3% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

     The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

SECTION 6.02.  Acceleration.

     If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 33-1/3% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately. Discounted Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

     The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.

     Unless the Securities Resolution otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences except:

                    (1) a Default in the payment of the principal of or interest on the series, or

                    (2)    a Default in respect of a provision that under
                           Section 10.02 cannot be amended without the consent of each Securityholder affected.

SECTION 6.05.  Control by Majority.

     The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or if the Trustee in good faith shall determine that the action or direction might involve the Trustee in personal liability.

SECTION 6.06.  Limitation on Suits.

     A Securityholder of a series may pursue a remedy with respect to the series only if:

                    (1) the Holder gives to the Trustee notice of a continuing Event of Default on the series;

                    (2) the Holders of at least 33-1/3% in principal amount of the series make a request to the Trustee to pursue the remedy;

                    (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                    (5) during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  Collection Suit by Trustee.

     If an Event of Default in payment of interest, principal or sinking fund specified in Section 6.01(1), (2) or (3) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.

SECTION 6.08.  Priorities.

     If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.06;

                  Second: to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

                  Third:  to the Company.

     The Trustee may fix a payment date for any payment to Securityholders.


                              ARTICLE 7 -- TRUSTEE


SECTION 7.01.  Rights of Trustee.

                    (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                    (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

                    (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (4) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                    (5) The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

                    (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                    (7) The Trustee shall have no duty with respect to a Default unless it has actual knowledge of the Default. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

                    (8) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

                    (9) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

                   (10) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.02.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.03.  Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

SECTION 7.04.  Notice of Defaults.

     If a Default occurs and is continuing on a series and if the Trustee has actual knowledge of such Default, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(4) until at least 90 days after it occurs.

SECTION 7.05.  Reports by Trustee to Holders.

     Any report required by TIA ss. 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before July 15 of each year.

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.

SECTION 7.06.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section shall survive any termination or discharge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.

SECTION 7.07.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

     The Company may remove the Trustee if:

                    (1) the Trustee fails to comply with TIAss.310(a) orss.310(b) or with Section 7.09;

                    (2)    the Trustee is adjudged a bankrupt or an insolvent;

                    (3) a Custodian or other public officer takes charge of the Trustee or its property;

                    (4)    the Trustee becomes incapable of acting; or

                    (5) an event of the kind described in Section 6.01(5) or (6) occurs with respect to the Trustee.

     The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with TIA ss. 310(a) or ss. 310(b) or with
Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the

Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

SECTION 7.08.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.09.  Trustee's Capital and Surplus.

     The Trustee at all times shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of financial condition.


                       ARTICLE 8 -- DISCHARGE OF INDENTURE


SECTION 8.01.  Defeasance.

     Securities of a series may be defeased in accordance with their terms, including as provided in Section 4.07, and, unless the Securities Resolution otherwise provides, in accordance with this Article.

     The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons ("legal defeasance option"). The Company at any time may terminate as to a series its obligations, if any, under any restrictive covenants which may be applicable to a particular series ("covenant defeasance option"). However, in the case of the legal defeasance option, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06, 7.07 and 8.04 shall survive until the
Securities of the series are no longer outstanding; thereafter the Company's obligations in Section 7.06 shall survive.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to a particular series so defeased under the terms of the series.

     The Trustee upon request shall acknowledge in writing the discharge of those obligations or restrictions that the Company terminates by defeasance.

SECTION 8.02.  Conditions to Defeasance.

     The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

                    (1) the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

                    (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

                    (3)    immediately after the deposit no Default exists;

                    (4) the deposit does not constitute a default under any other agreement binding on the
                           Company;

                    (5) the deposit does not cause the Trustee to have a conflicting interest under TIA ss. 310(a) or ss. 310(b) as to another series;

                    (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance; and

                    (7) 91 days pass after the deposit is made and during the 91-day period no Default specified in

                           Section 6.01(5) or (6) occurs that is continuing at the end of the period.

     Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with
Article 3.

     "U.S. Government Obligations" means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

SECTION 8.03.  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

SECTION 8.04.  Repayment to Company.

     The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.


                             ARTICLE 9 -- CONVERSION


SECTION 9.01.  Conversion Privilege.

     If the Securities Resolution establishing the terms of a series of securities so provides, Securities of any series may be convertible at the option of the holders into or for

Common Stock or other equity or debt securities (a "Conversion Right").
The Securities Resolution may establish, among other things, the Conversion Rate, provisions for adjustments to the Conversion Rate and limitations upon exercise of the Conversion Right.

     Unless the Securities Resolution otherwise provides, a Holder may convert a portion of a Security if the portion is $1,000 or an integral multiples thereof. Provisions of this Indenture that apply to the conversion of the aggregate principal amount of a Security also apply to conversion of a portion of it.

     The Securities Resolution providing for Securities with a Conversion Right may establish any terms in addition to, or other than (including terms inconsistent with), those set forth in this Article 9 with respect to the Conversion of the Securities established thereby (other than those of Section 9.16).

SECTION 9.02.  Conversion Procedure.

     To convert a Security a Holder must satisfy all requirements in the Securities or the Securities Resolution and (i) complete and manually sign the conversion notice (the "Conversion Notice") provided for in the Securities Resolution or the Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (ii) surrender the Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date on which such notice shall have been received by and the Security shall have been so surrendered to the Conversion Agent is the "Conversion Date." Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

     The Company will complete settlement of any conversion of Securities not later than the fifth business day following the Conversion Date in respect of the cash portion elected to be delivered in lieu of the securities into which the Security is convertible and not later than the seventh business day following the Conversion Date in respect of the portion to be settled in such securities.

     If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption during such period, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

     If a Holder converts more than one Security at the same time, the securities into which the Security is convertible issuable or cash payable upon the conversion shall be based on the total principal amount of the Securities converted.

     Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered; except that if a global Security is so surrendered the Trustee shall authenticate and deliver to the Depositary a new global Security in a denomination equal to and in exchange for the unconverted portion of the principal of the global Security so surrendered.

     If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 9.03.  Taxes on Conversion.

     If a Holder of a Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the securities into which the Security is convertible upon the conversion. However, the Holder shall pay any such tax which is due because securities or other property are issued in a name other than the Holder's name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.

SECTION 9.04.  Company Determination Final.

     Any determination that the Board of Directors makes pursuant to this
Article 9 or consistent with terms provided for in any Securities Resolution is conclusive, absent manifest error.

SECTION 9.05.  Trustee's and Conversion Agent's Disclaimer.

     The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article 9 or any Securities Resolution should be made, how it should be made or calculated or what it should be. The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any securities issued upon conversion of Securities. The Trustee (and each Conversion Agent other than the Company) shall not be responsible for the Company's failure to comply with this
Article 9 or any provision of a Securities Resolution relating to a Conversion Right.

SECTION 9.06.  Company to Provide Conversion Securities.

     The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares to permit the conversion of all of the Securities convertible into Common Stock. The Company shall arrange and make available for issuance upon conversion the full amount of any other securities into which the Securities are convertible to permit such conversion of the Securities.

     All shares of Common Stock or other equity securities of any person which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

     The Company will comply with all securities laws regulating the offer and delivery of securities upon conversion of Securities.

SECTION 9.07.  Cash Settlement Option.

     If the Securities Resolution so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Securities convertible into Common Stock or other securities of any person by the delivery of cash. The amount of cash to be delivered shall be equal to the Market Price on the last Trading Day preceding the applicable Conversion Date of a share of Common Stock or other securities of any person into which the Securities are convertible multiplied by the number of shares of Common Stock or the number of shares or principal amount of other securities into which the Securities are convertible, respectively, in respect of which the Company elects to deliver cash. If the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of Common Stock or other securities, no fractional shares or portion of other securities will be delivered. Instead, the Company will pay cash based on the Market Price for such fractional share of Common Stock or portion of other securities.

     The "Market Price" of the Common Stock into which Securities or other equity securities into which the Securities are convertible may be converted pursuant to a Securities Resolution or this Article 9 on any Trading Day means the weighted average per share sale price for all sales of the Common Stock or other equity securities on such Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock or other equity securities into which the Securities are convertible are not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock or other equity securities into which the Securities are convertible are listed or admitted to trading or, if the Common Stock or other equity securities into which the Securities are convertible are not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated, or if not so reported, as determined in the manner set forth in the appropriate Securities Resolution. In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate.

     The "Market Price" of any debt security into which Securities are convertible shall be determined as set forth in the applicable Securities Resolution.

SECTION 9.08.  Adjustment in Conversion Rate for Change in Capital Stock.


     If the Securities are convertible into Common Stock and the Company:

                    (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common
                           Stock;

                    (2) subdivides its outstanding shares of Common Stock into a greater number of shares; (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                    (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

                    (5) issues by reclassification of its Common Stock any shares of its Capital Stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company (or, at the Company's option, an equivalent amount in cash) which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If the security into which the Securities are convertible is other than Common Stock of the Company, the conversion rate shall be subject to adjustment as set forth in the applicable Securities Resolution.

     If after an adjustment a Holder of a Security may, upon conversion, receive shares of two or more classes of Capital Stock of the Company or other securities, the Board of Directors of the Company shall determine the allocation of the adjusted Conversion Rate between or among the classes of Capital Stock or other securities. After such allocation, the conversion privilege and the Conversion Rate of each class of Capital Stock or other securities shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article or in such Securities Resolution.

SECTION 9.09. Adjustment in Conversion Rate for Common Stock Issued Below Market Price.


     If the Securities are convertible into Common Stock, and the Company issues to all holders of Common Stock rights, options or warrants to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a Price Per Share (as defined and determined according to the formula given below) lower than the current Market Price on the date of such issuance, the Conversion Rate shall be adjusted in accordance with the following formula:

                                              AC = CC x O + N___
                                                          O + R
                                                                M
where:

AC = the adjusted Conversion Rate.

CC = the then current Conversion Rate.

O = the number of shares of Common Stock outstanding immediately prior to such issuance (which number shall include shares owned or held by or for the account of the Company).

N = the "Number of Shares," which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R  =     the proceeds received or receivable by the Company, which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or ex-changeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided, that in each case the proceeds received or receivable by the Company shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M = the current Market Price per share of Common Stock on the date of issue of the rights, options or warrants to subscribe for or purchase shares of Common Stock or the securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

     "Price Per Share" shall be defined and determined according to the following formula:

                                                  P =  R
                                                       N

where:

P  = Price Per Share

and R and N have the meanings assigned above.

     If the Company shall issue rights, options, warrants or convertible or exchangeable securities with respect to its Common Stock for a consideration consisting, in whole or in part, of property other than cash the amount of such consideration shall be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee.

     The adjustment shall be made successively whenever any such additional rights, options, warrants or convertible or exchangeable securities with respect to its Common Stock are issued, and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.

     To the extent that such rights, options or warrants to acquire Common Stock expire unexercised or to the extent any convertible or exchangeable securities with respect to its Common Stock are redeemed by the Company or otherwise cease to be convertible or exchangeable into shares of Common Stock, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.

     If the Securities are convertible into securities other than the Common Stock, any adjustment in the Conversion Rate required for the issuance or sale of the securities into which the Securities are convertible shall be made as set forth in the Securities Resolution.

SECTION 9.10.  Adjustment for Other Distributions.

     If the Securities are initially convertible into Common Stock and the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company, the Conversion Rate shall be adjusted in accordance with the following formula:

                                             AC = CC x __(O x M)__
                                                      (O x M) - F

where:

AC =     the adjusted Conversion Rate.

CC =     the then current Conversion Rate.

O = the number of shares of Common Stock outstanding on the record date mentioned below (which number shall include shares owned or held by or for the account of the Company).

M = the current Market Price per share of Common Stock on the record date mentioned below.

F = the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors of the Company shall determine the fair market value.

     The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     If the securities into which the Securities are convertible are other than Common Stock, any adjustments for such other distribution shall be made as set forth in the Securities Resolution.

     This Section does not apply to cash dividends or distributions or to reclassifications or distributions referred to in Section 9.08. Also, this Section does not apply to shares issued below Market Price referred to in
Section 9.09.

SECTION 9.11.  Voluntary Adjustment.

     The Company at any time may increase the Conversion Rate, temporarily or otherwise, by any amount but in no event shall such Conversion Rate result in the issuance of Capital Stock at a price less than the par value of such Capital Stock at the time such increase is made.

SECTION 9.12.  When Adjustment May Be Deferred.

     No adjustment in the Conversion Rate need be made unless the adjustment would require a change of at least 1% in the Conversion Rate. Any adjustments that are not made due to the immediately preceding sentence shall be carried forward and taken into account in any subsequent adjustment; provided, that any adjustment carried forward shall be deferred not in excess of three years, whereupon any adjustment to the Conversion Rate will be effected.

     All calculations under this Article 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

SECTION 9.13.  When No Adjustment Required.

     Except as set forth in Section 9.09, no adjustment in the Conversion Rate shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible securities.

     No adjustment in the Conversion Rate need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

     No adjustment in the Conversion Rate need be made for a change in the par value of the Common Stock or other securities having a par value.

     No adjustment need be made for a transaction referred to in Section 9.08,
9.09 or 9.10 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock or other securities into which the Securities are convertible participate in the transaction.

SECTION 9.14.  Notice of Adjustment.

     Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Securities affected a notice of the adjustment. The Company shall file with the Trustee an Officers' Certificate or a certificate from the Company's independent public accountants stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

SECTION 9.15.  Notice of Certain Transactions.

     If:

                    (1) the Company proposes to take any action that would require an adjustment in the
                           Conversion Rate,

                    (2) the Company proposes to take any action that would require a supplemental indenture pursuant to Section 9.16, or

                    (3) there is a proposed liquidation or dissolution of the Company or of the issuer of any other security into which the Securities are convertible,

the Company shall mail to registered Holders of Securities of any affected series a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 9.16.  Reorganization of the Company.

     If the Company is a party to a transaction subject to Section 5.01, the successor corporation (if other than the Company) shall enter into a supplemental indenture which shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor company shall mail to Holders of Securities of any affected series a notice briefly describing the supplemental indenture.

     If this Section applies, Sections 9.08, 9.09 and 9.10 do not apply.


                            ARTICLE 10 -- AMENDMENTS


SECTION 10.01.  Without Consent of Holders.

     The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

                    (1) to cure any ambiguity, omission, defect or inconsistency;

                    (2)    to comply with Article 5 or Section 9.16;

                    (3) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

                    (4)    to create a series and establish its terms;

                    (5) to provide for a separate Trustee for one or more series; or

                    (6) to make any change that does not materially adversely affect the rights of any Securityholder.

SECTION 10.02.  With Consent of Holders.

     Unless the Securities Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                    (1) reduce the amount of Securities whose Holders must consent to an amendment;

                    (2) reduce the interest on or change the time for payment of interest on any Security;

                    (3)    change the fixed maturity of any Security;

                    (4) reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof;

                    (5) change the currency in which principal or interest on a Security is payable;

                    (6) make any change that materially adversely affects the right to convert any
                           Security; or

                    (7) make any change in Section 6.04 or 10.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

     An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

     Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

SECTION 10.03.  Compliance with Trust Indenture Act.

     Every amendment pursuant to Section 10.01 or 10.02 shall be set forth in a supplemental indenture that complies with the TIA.

     If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

SECTION 10.04.  Effect of Consents.

     An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

     A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

     The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

SECTION 10.05.  Notation on or Exchange of Securities.

     The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereaf-ter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

SECTION 10.06.  Trustee Protected.

     The Trustee need not sign any supplemental indenture that adversely affects its rights. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment or supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture, and that such amendment or supplement or waiver constitutes the legal, valid and binding obligation of the Company.


                           ARTICLE 11 -- MISCELLANEOUS


SECTION 11.01.  Trust Indenture Act.

     The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not expressly set forth herein.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.02.  Notices.

     Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other's address shown below:

                  Company:

                           Western Resources, Inc.
                           818 Kansas Avenue
                           Topeka, Kansas  66612

                           Fax:  (913) 575-8160
                           Attention:  Vice President -- Finance


                  Trustee:

                           Harris Trust and Savings Bank
                           511 West Monroe Street, 12th Floor
                           Chicago, Illinois 60606
                           Fax:  (312) 461-3525
                           Attention:  Indenture Trust Division


     A party by notice to the other parties may designate additional or different addresses for subsequent notices.

     Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section
2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

     If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

     If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

     All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

     A "notice" includes any communication required by this Indenture.

SECTION 11.03.  Certificate and Opinion as to Conditions
                Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the
Trustee:

                    (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.04.  Statements Required in Certificate or
                Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (1) a statement that the person making such certificate or opinion has read such covenant or condition;
                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.05.  Rules by Company and Agents.

     The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.06.  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Securities Resolution establishing a series otherwise provides with respect to Securities of the series, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.07.  No Recourse Against Others.

     All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 11.08.  Duplicate Originals.

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.09.  Governing Law.

     The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

                                                  SIGNATURES


Dated:            ,                                  WESTERN RESOURCES, INC.



                                                     By
                                                        Name:
                                                        Title:

Attest:                                                                   (SEAL)


------------------------
Name:
Title:


Dated:           ,                        HARRIS TRUST AND SAVINGS BANK


                                                     By
                                                        Name:
                                                        Title:

Attest:                                                                   (SEAL)


-------------------------
Name:
Title:

                                    EXHIBIT A

                          A Form of Registered Security


No.                                                             $


                                [NAME OF ISSUER]
                               [Title of Security]


[Name Of Issuer]
promises to pay to

or registered assigns
the principal sum of                         Dollars on             ,

Interest Payment Dates:
                Record Dates:

                                                              Dated:

[                        ]          [NAME OF ISSUER]
Transfer Agent and Paying Agent

                                                              by

                                                    (SEAL)

Authenticated:                                       Chairman of the Board

[Name of Registrar]

Registrar, by

Authorized Signature                        Vice-President

                                               [NAME OF ISSUER]
                                              [Title of Security]
                                     [Explanatory Notes follow Exhibit B]

1.       Interest.1

                  [Name Of Issuer] ("Company"), a corporation organized and existing under the laws of the State of , promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on and of each year commencing , 19__. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from
                            , 19__.  Interest will be computed on the basis of
                  a 360-day year of twelve 30-day months.

2.       Method of Payment.2

                  The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.       Bond Agents.

                  Initially, Attention: , will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.


4.       Indenture.

                  The Company issued the securities of this series ("Securities") under an Indenture dated as of , ("Indenture") between the Company and ("Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5.       Optional Redemption.3

                  On or after , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

                  If redeemed during the 12-month period beginning,

                  Year       Percentage        Year       Percentage

                  and thereafter at 100%.

6.       Mandatory Redemption.4

                  The Company will redeem $ principal amount of Securities on and on each thereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

                  On of each year commencing , the Trustee will, upon the death of any registered owner, redeem any of the Securities held by a registered owner following presentation thereof or redemption as described below by such registered owner's personal representative or surviving joint tenant(s), subject to the limitation that in any month period the Trustee shall not be obligated to redeem Securities pursuant to this provision to the extent that the aggregate principal amount of the Securities so subject to redemption exceeds $ , or the Securities of any registered owner tendered for redemption is in excess of the aggregate . The Securities subject to redemption as described above may be presented for redemption by delivering to the Trustee (i) a written request for redemption in form satisfactory to the Trustee, signed by the personal representative or surviving joint tenant(s) of the registered owner, (ii) the Securities to be redeemed, (iii) appropriate evidence of death and ownership of such Securities at the time of death, and (iv) appropriate evidence of the authority of such personal representative or surviving joint tenant(s). In order for Securities to be eligible for redemption on any , such Securities must be presented for redemption in full compliance with the provisions set forth above, prior to following the death of the registered owner of such Securities and next preceding such . Securities presented for redemption prior to maturity will be redeemed in order of their receipt by the Trustee. Any such Securities not redeemed in any such period because of the aggregate limitation or the individual $ limitation will be held in the order described above for redemption on in succeeding years until redeemed. Any such redemption shall be at a price equal to % of the principal amount of the Securities so to be redeemed, plus accrued interest to the redemption date, but without a premium.

                  The death of a person who, during his lifetime, was entitled to substantially all of the beneficial interest of ownership of a Security will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, owner-

                  ship under the Uniform
                  Transfers to Minors Act or similar
                  statute, community property or other joint ownership arrange-ments between husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Securities during his lifetime. In the case of Securities registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the redemption limitations described above apply to each beneficial owner of Securities held by any Qualified Institution. In connection with the redemption request, such Qualified Institution must submit evidence, satisfactory to the Trustee, that it holds Securities subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

7.       Additional Optional Redemption.6

                  In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $ principal amount of Securities on and on each thereafter through at a redemption price of 100%
                  of principal amount, plus accrued interest to the redemption date.

8.       Notice of Redemption.7

                  Notice of redemption will be mailed at least 30 days before the redemption date to each holder of Securities to be redeemed at his registered address.

                  A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.       Conversion.8

                  A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company's option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.9 The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

                  To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10.      Denominations, Transfer, Exchange.

                  The Securities are in registered form without coupons in denominations of $1,00010 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the

                  Indenture. The Transfer Agent
                  may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.      Persons Deemed Owners.

                  The registered holder of a Security may be treated as its owner for all purposes.

12.      Amendments and Waivers.

                  Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.11 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

                  Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.      Restrictive Covenants.12

                  The Securities are unsecured general obligations of the Company limited to $ principal amount. The Indenture does not limit other unsecured debt.

14.      Successors.

                  When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

15.      Defeasance Prior to Redemption
                   or Maturity.13

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

16.      Defaults and Remedies.

                  An Event of Default14 includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the Securities may declare the principal15 of all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

17.      Trustee Dealings with Company.

                                    , the Trustee under the Indenture, in its
                  individual or any other capacity, may make loans to, accept deposits from, and perform services

                  for the Company or
                  its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.      No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      Authentication.

                  This Security shall not be valid until authenticated by a manual signature of the Registrar.

20.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to:
[Name/Address Of Issuer], Attention: Corporate Secretary.

                                    EXHIBIT B

                           A Form of Bearer Security

No.                                                       $

                                               [NAME OF ISSUER]
                                              [Title of Security]
                                    [Explanatory Notes follow             ]


[Name Of Issuer]
promises to pay to bearer

the principal sum of                Dollars on       ,

Interest Payment Dates:

Dated:
[                      ]                                      [NAME OF ISSUER]
Transfer Agent

                                                   (SEAL) by

Authenticated:                                  Chairman of the Board

[Name of Registrar]

Registrar, by

Authorized Signature                                          Vice-President

                                               [NAME OF ISSUER]
                                              [Title of Security]


1.       Interest.1

                  [Name Of Issuer] ("Company"), a corporation organized and existing under the laws of the State of , promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on and of each year commencing , 19 . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from , 19 . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.2

                  Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3.       Bond Agents.

                  Initially, , Attention: , will act as Transfer Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.       Indenture.

                  The Company issued the securities of this series ("Securities") under an Indenture dated as of , ("Indenture") between the Company and ("Trustee"). The terms of the Securities include those stated in the Indenture and the Securities Resolution and those made part of the Indenture

  by the Trust Indenture Act of 1939
                  (15 U.S. Code ss.ss. 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5.       Optional Redemption.3

                  On or after , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

                  If redeemed during the 12-month period beginning,

                  Year              Percentage       Year         Percentage

                  and thereafter 100%.

6.       Mandatory Redemption.4

                  The Company will redeem $ principal amount of Securities on and on each thereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

                  On of each year commencing , the Trustee will, upon the death of any registered owner, redeem any of the Securities held by a registered owner following presentation thereof or redemption as described below by such registered owner's personal representative or surviving joint tenant(s), subject to the limitation that in any month period the Trustee shall not be obligated to redeem Securities pursuant to this provision to the extent that the aggregate principal amount of the Securities so subject to redemption exceeds $ , or the Securities of any registered

                  owner tendered for
                  redemption is
                  in excess of the aggregate . The Securities subject to redemption as described above may be presented for redemption by delivering to the Trustee (i) a written request for redemption in form satisfactory to the Trustee, signed by the personal representative or surviving joint tenant(s) of the registered owner, (ii) the Securities to be redeemed, (iii) appropriate evidence of death and ownership of such Securities at the time of death, and (iv) appropriate evidence of the authority of such personal representative or surviving joint tenant(s). In order for Securities to be eligible for redemption on any , such Securities must be presented for redemption in full compliance with the provisions set forth above, prior to following the death of the registered owner of such Securities and next preceding such . Securities presented for redemption prior to maturity will be redeemed in order of their receipt by the Trustee. Any such Securities not redeemed in any such period because of the aggregate limitation or the individual $ limitation will be held in the order described above for redemption on in succeeding years until redeemed. Any such redemption shall be at a price equal to % of the principal amount of the Securities so to be redeemed, plus accrued interest to the redemption date, but without a premium.

                  The death of a person who, during his lifetime, was entitled to substantially all of the beneficial interest of ownership of a Security will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Transfers to Minors Act or similar statute, community property or other joint ownership arrangements between husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Securities during his lifetime. In the case of Securities registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Asso-

                  ciation of
                  Securities Dealers, Inc. ("Qualified Institutions"), the redemption limitations described above apply to each beneficial owner of Securities held by any Qualified Institution. In connection with the redemption request, such Qualified Institution must submit evidence, satisfactory to the Trustee, that it holds Securities subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

7.       Additional Optional Redemption.6

                  In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $ principal amount of Securities on and on each thereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.       Notice of Redemption.7

                  Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 30 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

                  A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.       Conversion.8

                  A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination

         thereof, at the Company's
                  option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.9 The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

                  To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10.      Denominations, Transfer, Exchange.

                  The Securities are in bearer form with coupons in denominations of $5,00010 and whole multiples of $5,000. The Securities may be transferred by delivery and exchanged as provided in the Indenture. Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any

  Security or portion of a
                  Security selected for redemption.
                  Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.      Persons Deemed Owners.

                  The holder of a Security or coupon may be treated as its owner for all purposes.

12.      Amendments and Waivers.

                  Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.11 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

                  Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.      Restrictive Covenants.12

                  The Securities are unsecured general obligations of the Company limited to $ principal amount. The Indenture does not limit other unsecured debt.

14.      Successors.

                  When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

15.      Defeasance Prior to Redemption or Maturity.13

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S.

                  Government Obligations
                   for the payment
                  of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

16.      Defaults and Remedies.

                  An Event of Default14 includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the Securities may declare the principal15 of all the Securities to be due and payable immediately.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

17.      Trustee Dealings with Company.

                                   , the Trustee under the Indenture, in its
                  individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.      No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      Authentication.

                  This Security shall not be valid until authenticated by a manual signature of the Registrar.

20.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type.
Requests may be made to:  [Name/Address Of Issuer], Attention: Corporate
Secretary.





                                               [FACE OF COUPON]

                                              ...............
                                              [$]............
                                              Due............


                                               [NAME OF ISSUER]

                                              [Title of Security]

                  Unless the Security attached to this coupon has been called for redemption, [Name Of Issuer] (the "Company") will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This coupon represents months' interest.

                                                     [Name Of Issuer]


                                                     By


                                              [REVERSE OF COUPON]

                                                 PAYING AGENTS






                                   2
                                           NOTES TO EXHIBITS A AND B


1 If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2 If the method or currency of payment is different, insert a statement thereof.

3        If applicable.  A restriction on redemption or refunding or any provision applicable to its
         redemption other may be added.

4        Such provisions as are applicable, if any.

5 If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6 If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7        If applicable.

8 If applicable. If convertible into securities other than Common Stock, insert appropriate summary.

9        If additional or different adjustment provisions apply so specify.

10 If applicable. Insert additional or different denominations and terms as appropriate.

11       If different terms apply, insert a brief summary thereof.

12 If applicable. If additional or different covenants apply, insert a brief summary thereof.

13 If applicable. If different defeasance terms apply, insert a brief summary thereof.

14 If additional or different Events of Default apply, insert a brief summary thereof.

15 If the Security is a Discounted Security, set forth the amount due and payable upon an Event of
         Default.

Note: U.S. tax law may require certain legends on Discounted and Bearer Securities.

                           EXHIBIT C

                        ASSIGNMENT FORM


            To assign this Security, fill in the form below:

            I or we assign and transfer this Security to

               -----------------------------------------
               :                                        :
               :---------------------------------------:
             (Insert assignee's soc. sec. or tax I.D. no.)



            (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:    _______________  Your Signature:



         (Sign exactly as your name appears on the other side of this Security)


                                EXHIBIT D


                           CONVERSION NOTICE


                    To convert this Security, check the box:

                                                -----------

                                                -----------

                    To convert only part of this Security, state the amount (must be in integral multiples of $1,000); $-----------------------------

                    If you want the securities delivered upon conversion made out in another person's name, fill in the form below:


                    (Insert other person's Social Security or Tax I.D. Number)

                    ==============================
                    ==============================
                    (Print or type other person's name, address and zip code


Date: _________     Signature(s): ____________________________
                                  ----------------------------
                                 (Sign exactly as your name(s)
                                 appear(s) on the other side of this Security)


Signature(s) guaranteed by: ________________________________
                            (All signatures must be
                            guaranteed by a member of a
                            national securities exchange or
                            of the National Association of
                            Securities Dealers, Inc. or by a
                            commercial bank or trust company
                            located in the United States)

                            D-2